Exhibit 99.2

Certification of Chief Financial Officer underSection
906 of the Sarbanes-Oxley Act of 2002

        I hereby certify that the Quarterly Report on Form 10-Q/A (Amendment No. 1) of O’Sullivan Industries, Inc. for the quarter ended December 31, 2002 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of O’Sullivan Industries, Inc.

Date:	September 9, 2003	/s/ Phillip J. Pacey

Phillip J. Pacey
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to O’Sullivan Industries, Inc. and will be retained by O’Sullivan Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request